[JAMES C. MARSHALL, CPA, PC LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our audit of the balance sheet of FourthCAI, Inc. as of March 31, 2000 as part of this Form 10-SB.


                                        /s/ James C. Marshall, CPA, PC

Scottsdale, Arizona
April 4, 2000